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                                                                     Exhibit 21


                LIST OF SUBSIDIARIES OF PRISON REALTY CORPORATION


First Tier Subsidiaries:        Prison Realty Management, Inc., a Tennessee corporation
                                U.S. Corrections Corporation, a Kentucky corporation

Second Tier Subsidiaries:       USCC, Inc., a Kentucky corporation

Third Tier Subsidiaries:        U.S. Corrections Leasing (NC) Pamlico Facility, Inc., a North
                                Carolina corporation
                                U.S. Corrections Leasing (NC) Avery/Mitchell Facility, Inc., a North
                                Carolina corporation
                                Queensgate Correctional Center, Inc., a Kentucky corporation
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